Calculation of Filing Fee Tables
F-3
Baosheng Media Group Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, par value $0.0096 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,172,366.38	0.0001381	$ 27,643.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary Shares, par value $0.0096 per share	415(a)(6)						F-3	333-273720	09/26/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						F-3	333-273720	09/26/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-273720	09/26/2023
Carry Forward Securities		Other	Rights	415(a)(6)						F-3	333-273720	09/26/2023
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-273720	09/26/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 99,827,633.62			F-3	333-273720	09/26/2023	$ 0.00
			Total Offering Amounts:				$ 300,000,000.00		$ 27,643.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 27,643.80
Offering Note
[1]	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $300,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

[2]	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $300,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the registrant hereby carries forward the unsold securities previously registered with a proposed maximum aggregate offering price of $99,827,633.62 (the "Carry Forward Securities") under the registrant's prior registration statement on Form F-3 (File No. 333-273720) filed with the Securities and Exchange Commission on August 4, 2023 and declared effective on September 26, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for a maximum aggregate offering price of $100,000,000, and of that amount the registrant has previously sold securities for an aggregate offering price of $172,366.38, leaving a balance of unsold securities with an aggregate offering price of $99,827,633.62. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $11,415.13. Of this amount, $11,001.01 is associated with the Carry Forward Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement), calculated in accordance with Rule 457(o) under the Securities Act. The filing fees associated with the Carry Forward Securities are hereby carried forward to be applied to the Carry Forward Securities registered hereunder, and no additional filing fee is due with respect to the Carry Forward Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry Forward Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Carry Forward Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date